As filed with the Securities and Exchange Commission on July 11, 2005.
                                          Registration Statement No. 333-114862

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                         Post-effective Amendment No. 1
                                       to
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

      Texas                      8300 Tewantin Drive            74-1381875
(State of Incorporation)        Houston, Texas  77061        (I.R.S. Employer
                                   (713) 644-1495           Identification No.)
                          (Address and  telephone number of
                       Registrant's principal executive offices)
                            -------------------------

             Don Jameson                                      Copy to:
President and Chief Executive Officer                       Lee Thompson
    Handy Hardware Wholesale, Inc.                       Jenkens & Gilchrist,
         8300 Tewantin Drive                         A Professional Corporation
         Houston, Texas 77061                         1401 McKinney, Suite 2600
           (713) 644-1495                                Houston, Texas 77010
(Name, address and telephone number
        of agent for service)

                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         HANDY HARDWARE WHOLESALE, INC.
                       Deregistration of Unsold Shares of
                   Class A Common Stock, Class B Common Stock
                               and Preferred Stock

     Pursuant to this Registration Statement No. 333-114862 on Form S-2, as amended, Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), registered shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company's member-dealers. The offering commenced May 7, 2004 and terminated on March 18, 2005.

     The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:

===============================================================================
                                                                   No. unsold &
                              No. originally       No. sold           hereby
                               registered                         deregistered
-------------------------------------------------------------------------------
Class A Common Stock              1,600                989               611
-------------------------------------------------------------------------------
Class B Common Stock             13,600             10,603             2,997
-------------------------------------------------------------------------------
Preferred Stock                  13,600          10,458.25          3,141.75
==============================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on July 11, 2005.

                                        HANDY HARDWARE WHOLESALE, INC.


                                        /s/ Don Jameson*
                                        --------------------------------------
                                        Don Jameson
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                             Date
---------                      -----                             -----

/s/ Don Jameson *              President, Chief Executive        July 11, 2005
-------------------------      Officer and Director
Don Jameson


/s/ Tina S. Kirbie             Chief Financial and Accounting    July 11, 2005
------------------------       Officer
Tina S. Kirbie


/s/ Doug Ashy, Jr.*            Director                          July 11, 2005
------------------------
Doug Ashy, Jr.


/s/ Terrill Bartlett*          Director                          July 11, 2005
------------------------
Terrill Bartlett


/s/ Ken Blackmon*              Director                          July 11, 2005
------------------------
Ken Blackmon

/s/Craig E. Blum*              Director                          July 11, 2005
------------------------
Craig E. Blum


/s/ Susie Bracht-Black*        Director                          July 11, 2005
------------------------
Susie Bracht-Black


/s/ Suzanne Elliott*           Director                          July 11, 2005
------------------------
Suzanne Elliott

/s/ William R. Hill*           Director                         July 11, 2005
------------------------
William R. Hill


/s/ Jimmy Pate*                Director                          July 11, 2005
------------------------
Jimmy Pate


/s/ Leroy Wellborn*            Director                          July 11, 2005
------------------------
Leroy Wellborn


*By: /s/ Tina S. Kirbie
-----------------------
     Tina S. Kirbie
     Attorney-in-Fact pursuant to power of
     attorney contained in original filing of
     this Registration Statement